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                                 Exhibit 99.01


FOR RELEASE:   IMMEDIATE

CONTACT:       Timothy J. Rigas, Senior Vice President
               (814) 274-9830


ADELPHIA COMMUNICATIONS CONSUMMATES 9-1/2% SENIOR PAY-IN-KIND
NOTE EXCHANGE OFFER

Coudersport, PA  -  May 5, 1994


Adelphia Communications Corporation ("Adelphia") (NASDAQ-NMS: ADLAC) announced that Adelphia's registered exchange offer of $150,000,000 in principal amount of its 9-1/2% Senior Pay-In-Kind Notes due 2004, Series B (CUSIP No. 006848 AK 1) ("New Notes") for $150,000,000 in principal amount of its outstanding 9-1/2% Senior Pay-In-Kind Notes due 2004, Series A (CUSIP No. 006848 AJ 4) ("Old Notes") expired at 5:00 p.m. on Wednesday, May 4, 1994 in accordance with its terms, and that Adelphia has accepted the tender of all $127,385,000 aggregate principal amount of Old Notes which were tendered. Adelphia has instructed the trustee with respect to the 9-1/2% Senior Pay-In-Kind Notes, Bank of Montreal Trust Company, to prepare and authenticate $127,385,000 in aggregate principal amount of New Notes, issued by Adelphia as of May 4, 1994 in exchange for the tendered Old Notes. With respect to the remaining $22,615,000 principal amount of Old Notes which were not tendered in the registered exchange offer, Adelphia has privately exchanged an equal principal amount of New Notes therefor with the initial purchaser of such Old Notes.

The New Notes will bear interest at a rate of 9-1/2% per annum from May 4, 1994, their date of issuance. On August 15, 1994, the date of the first interest payment on the New Notes, holders of New Notes will receive the accrued interest on the Old Notes through May 3, 1994.